Exhibit 4.2

Security Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of April 30, 2007, made by 1201/5400 Elm Corporation, a Delaware corporation (including any permitted successors and assigns, the “Grantor”), in favor of Bank of America, N.A., as Administrative Agent (“Administrative Agent”), for the ratable benefit of each Secured Lender (as hereinafter defined) (the Administrative Agent in said capacity, herein also referred to, from time to time, as the “Secured Party”).

BACKGROUND.

A. Bank of America, N.A., as the Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders party thereto, and Chaparral Steel Company, a Delaware corporation (the “Borrower”) entered into the Credit Agreement dated as of June 16, 2005 (said Credit Agreement, as it may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, being the “Credit Agreement”).

B. It is the intention of the parties hereto that this Agreement create a first priority security interest in certain property of the Grantor in favor of the Secured Party for the ratable benefit of the Secured Lenders securing the payment and performance of the Secured Obligations.

C. It is a requirement of Section 6.13 of the Credit Agreement that the Grantor shall have executed and delivered this Agreement.

AGREEMENT.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce certain of the Secured Lenders to continue to make the Loans and L/C Issuer to issue Letters of Credit under the Credit Agreement and to extend other credit accommodations under the Loan Documents, the Grantor hereby agrees with the Secured Party, for the ratable benefit of the Secured Lenders, as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement:

“Account” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC), and (whether or not included in such definition), a right to payment of a monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for service rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.

“Account Debtor” means any Person who is or who may become obligated to the Grantor under, with respect to or on account of an Account.

“Chattel Paper” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC), and (whether or not included in such definition), a Record or Records that evidence both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, or a lease of specific Goods.

“Collateral” means all (a) Accounts and all Software used in the management thereof, (b) Chattel Paper and Instruments related to or arising out of the disposition of Accounts or Inventory, (c) Inventory, (d) all contract rights relating to the lease, sale or other disposition of Accounts and Inventory, (e) all General Intangibles related to or arising out of the disposition of Accounts or Inventory, (f) Pledged Equity Interests, and (g) Proceeds of the foregoing.

“Electronic Chattel Paper” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to electronic chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information stored in electronic medium.

“General Intangible” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC), and (whether or not included in such definition) all personal property, including things in action, other than Accounts, Chattel Paper, commercial tort claims, deposit accounts, documents, Goods, Instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction.

“Goods” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC), and (whether or not included in such definition), all things that are movable when a security interest attaches.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof).

“Intellectual Property” means with respect to the Grantor, the Grantor’s copyrights, trademarks, trademark registrations and applications for registration, trade names, corporate names, trade styles, service marks, logos, other source and business identifying marks, together with goodwill associated therewith, the Grantor’s Software, any written agreement granting the Grantor any right to use any copyright, trademark, trademark application or registration (other than such rights that cannot be licensed by the Grantor), any written agreement granting the Grantor any right to use any Software (other than such rights that cannot be licensed by the Grantor), and books and records used in connection with any of the foregoing, but in each case limited solely to the extent necessary for the disposition of any Inventory pursuant to the terms of this Agreement.

“Inventory” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC), and (whether or not included in such definition), Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests; provided, however, not withstanding anything herein to the contrary, the amount of pledged equity interests of any Foreign Subsidiary pledged by the Grantor shall be limited to 66% of the issued and outstanding equity interests of such Foreign Subsidiary owned by any the Grantor.

“Pledged LLC Interests” shall mean, with respect to the Grantor, all interests of the Grantor in any limited liability company that is a Subsidiary of the Borrower and listed on Schedule 1 as owned by the Grantor and the certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to each such limited liability company interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged limited liability company interests of any Foreign Subsidiary pledged by the Grantor shall be limited to 66% of the issued and outstanding limited liability company interests of such Foreign Subsidiary owned by the Grantor.

“Pledged Partnership Interests” shall mean, with respect to the Grantor, all interests of the Grantor in any general partnership, limited partnership, limited liability partnership or other partnership that is a Subsidiary of the Borrower and listed on Schedule 1 as owned by the Grantor, and the certificates, if any, representing such partnership interests and any interest of the

Grantor on the books and records of each such partnership or on the books and records of any securities intermediary pertaining to such partnership interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided, however, notwithstanding anything herein to the contrary, the amount of pledged general partnership, limited partnership, limited liability partnership or other partnership interests of any Foreign Subsidiary pledged by the Grantor shall be limited to 66% of the issued and outstanding general partnership, limited partnership, limited liability partnership or other partnership interests of such Foreign Subsidiary owned by the Grantor.

“Pledged Stock” shall mean, with respect to the Grantor, all shares of capital stock listed of Schedule 1 as owned by the Grantor and the certificates, if any, representing such shares and any interest of the Grantor on the books of the issuer of such shares identified on Schedule 1 or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided, however, notwithstanding anything herein to the contrary, the amount of pledged capital stock of any Foreign Subsidiary pledged by the Grantor shall be limited to 66% of the issued and outstanding capital stock of such Foreign Subsidiary owned by the Grantor.

“Pledged Trust Interests” shall mean, with respect to the Grantor, all interests of the Grantor in a business trust or other trust that is a Subsidiary of the Borrower and listed on Schedule 1 as owned by the Grantor, and the certificates, if any, representing such trust interests and any interest of the Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Release Date” means the date upon which all of the Secured Obligations are paid in full, the Commitment of each Lender is terminated and all Letters of Credit have expired or terminated.

“Secured Lender” or “Secured Lenders” means (a) Administrative Agent, (b) Lenders, (c) L/C Issuer, (d) Swing Line Lender, (e) any Affiliate of any Lender that is a party to any Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with the Grantor or any other Subsidiary of the Borrower, and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Secured Obligations” means, collectively, (a) the Obligations, and (b) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of any Secured Lender) incurred by any Secured Lender in enforcing its rights under this Agreement.

“Securities Collateral” has the meaning specified in Section 4.5.

“Software” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to software (as defined in the UCC), and (whether or not included in such definition), and computer program (including source and object code) and any supporting information provided in connection with a transaction relating to the programs, in each case subject to the terms of applicable licenses and only to the extent used in the management of Accounts.

“Tangible Chattel Paper” means all right, title, and interest of the Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to tangible chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information that is inscribed on a tangible medium.

“UCC” means Chapters 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas.

Section 1.2 Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined in the Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

Section 1.3 Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) monetary references are to Dollars, (d) time references are to Dallas time, (e) references to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (f) headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof, (g) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns, that Person as a debtor-in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (h) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (i) references to a particular Loan Document include each amendment or restatement to it made in accordance with the Credit Agreement and such Loan Document, and (j) the inclusion of Proceeds in the definition of “Collateral” shall not be deemed a consent by the Secured Lenders to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of the Credit Agreement or this Agreement. This Agreement is a Loan Document.

ARTICLE II.

GRANT OF SECURITY INTEREST AND LICENSE

Section 2.1 Assignment and Grant of Security Interest; Grant of License. As security for the payment and performance, as the case may be, in full of the Secured Obligations, the Grantor hereby assigns to, and pledges and grants to Secured Party, for its benefit and the ratable benefit of the other Secured Lenders:

(a) a security interest in the entire right, title, and interest of the Grantor in and to all Collateral of the Grantor, whether now or hereafter existing, owned, arising or acquired (provided, the amount of Equity Interests of any Foreign Subsidiary pledged by the Grantor hereunder shall be limited to 66% of the issued and outstanding Equity Interests of such Foreign Subsidiary owned by the Grantor); and

(b) an irrevocable royalty-free right and license to use, upon the occurrence and during continuance of an Event of Default, the Intellectual Property worldwide including, without limitation, the Intellectual Property identified in Schedule 2, and to enable Administrative Agent to exercise its rights and remedies with respect to the Collateral, including, without limitation, the right to use the Intellectual Property on or in connection with the disposition, maintenance or further production, manufacturing or processing of the Inventory and the collection of Accounts as Administrative Agent reasonably deems necessary or appropriate in the exercise of its rights and remedies with respect to Inventory and Accounts.

The Collateral shall not include any agreement, license or permit which by Law or by its terms validly prohibits the granting of a security interest therein unless a consent to the security interest and pledge hereunder has been obtained; provided that the foregoing limitation shall not affect, limit, restrict, or impair the grant by the Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition on such grant is rendered ineffective by the UCC or other applicable Law. Collateral shall not include any general intangibles to the extent the grant by the Grantor of a security interest pursuant to this Agreement in such general intangibles is expressly prohibited or restricted, unless such prohibition or restriction is rendered ineffective pursuant to Section 9.408 of the UCC, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Grantor of a security interest pursuant to this Agreement in any money or other amounts due or sums due in respect of such general intangible under Section 9.408 of the UCC.

Section 2.2 Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Secured Lender of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Grantor’s Collateral, and (c) no Secured Lender shall have any obligation or liability under the contracts and agreements included in the Grantor’s Collateral by reason of this Agreement, nor shall any Secured Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.3 Delivery of Pledged Equity Interests. All certificates or other Instruments constituting or evidencing the Pledged Equity Interests shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. If an Event of Default exists, Administrative Agent has the right, without notice to the Grantor, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of such Collateral. In addition, Administrative Agent has the right at any time with the consent of the Borrower prior to an Event of Default to exchange certificates or instruments representing or evidencing Pledged Equity Interests for certificates or instruments of smaller or larger denominations.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties. The Grantor represents and warrants to each Secured Lender with respect to itself and the Collateral owned by it that:

(a) This Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid first priority security interest (other than such Collateral that would require the execution of a control agreement or would require that the Secured Party take possession of for such first priority security interest) in favor of the Secured Party for the ratable benefit of the Secured Lenders in the Collateral (subject to Permitted Liens), securing the payment and performance of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon the Grantor obtaining rights in Collateral after the date hereof) and, upon the filing of all UCC-1 financing statements for the Grantor on Schedule 3 hereto, in the form delivered by the Grantor to the Administrative Agent on or prior to the date of this Agreement and in the filing offices listed on such Schedule 3, and delivery to and continuing possession by the Administrative Agent of all certificates evidencing the Pledged Equity Interests (together with executed stock powers), all filings and other actions necessary to perfect and protect such security interest and such priority (subject to execution of a control agreement or possession by the Secured Party) have been duly taken (or will be taken upon the Grantor obtaining rights in Collateral after the date hereof), subject, however, with respect to Proceeds, to the provisions of Section 9.315 of the UCC.

(b) The Grantor has good and indefeasible title to all of the Collateral free and clear of any Lien, except for Permitted Liens. The Grantor has not granted a security interest or other Lien in or made an assignment of any of the Collateral, except for Permitted Liens. The Grantor has not entered into nor is it or any of its property subject to any agreement limiting the ability of the Grantor to grant a Lien in any property of the Grantor, or the ability of the Grantor to agree to grant or not grant a Lien in property of the Grantor (in each case, except as permitted by the Credit Agreement). None of the Collateral is consigned Goods or subject to any agreement of repurchase, except in the ordinary course of business, nor subject to any dispute, defense, or counterclaim. No effective financing statement or other similar document used to perfect and preserve a security interest or other Lien under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) pursuant to this Agreement or other Loan Document, (ii) relating to Permitted Liens, or (iii) pursuant to the Existing Credit Agreement. Except as permitted under the Credit Agreement, the Grantor has not sold any interest in any of its Accounts (other than past due or doubtful Accounts assigned to third parties for collection), or consigned any of its Inventory.

(c) All of the Pledged Equity Interests have been duly and validly issued, and the Pledged Stock is fully paid and nonassessable. All of the Pledged Equity Interests consisting of certificated securities have been delivered to the Administrative Agent. Other than Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests constituting General Intangibles, there are no Pledged Equity Interests other than that represented by certificated securities in the possession of the Administrative Agent. There are no restrictions in any Organization Document governing any Pledged Equity Interest or any other document related thereto which would limit or restrict (i) the grant of a Lien in the Pledged Equity Interests, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity Interests as contemplated by this Agreement that have not been waived. Upon the exercise of remedies in respect of Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests, a transferee or assignee of a partnership interest, a membership interest or a trust interest, as the case may be, of such partnership, limited liability company or trust, as the case may be, shall become a partner, member, trustee, beneficiary or settler, as the case may be, of such partnership, limited liability company or trust, as the case may be, entitled to participate in the management thereof to the extent such partnership, membership or trust interest would otherwise permit such transferee or assignee to participate in management and upon the transfer of the entire interest of the Grantor, the Grantor ceases to be a partner, member, trustee, beneficiary or settlor, as the case may be.

(d) Schedule 4 states the exact name of the Grantor, as such name appears in its currently effective organizational documents as filed with the appropriate authority of the jurisdiction of the Grantor’s organization. Schedule 4, Section (a) states the jurisdiction of organization of the Grantor. Schedule 4, Section (b) sets forth the type of entity and each other name the Grantor has had in the past two years, together with the date of the relevant change. Except as set forth in Schedule 4, Section (c), the Grantor has not changed its identity or type of entity in any way within the past two years. Changes in identity or type of entity include mergers, consolidations, acquisitions (including both equity and asset acquisitions), and any change in the form, nature or jurisdiction of organization. Schedules 4 and 5 contain the information required by this Section as to each acquiree or constituent party to a merger, consolidation, or acquisition within the preceding two years. Schedule 4, Section (d) states all other names (including trade, assumed, and similar names) used by the Grantor or any of its divisions or other business units at any time during the past two years. Schedule 4, Section (e) states the Federal Taxpayer Identification Number of the Grantor. Schedule 4, Section (f) states the corporate or other organizational number of the Grantor.

(e) As of the date of this Agreement, the chief executive office of the Grantor is located at the address stated on Schedule 5, Section (a). Schedule 5, Section (b) states all locations where the Grantor maintains any books or records relating to all Accounts (with each location at which Chattel Paper, if any, is kept being indicated by an “*”). As of the date of this Agreement, Schedule 5, Section (c) states all locations where the Grantor maintains any Inventory. As of the date of this Agreement, Schedule 5, Section (d) states all the places of business of the Grantor or other locations of Collateral not identified in Schedule 5, Sections (a), (b), or (c). As of the date of this Agreement, Schedule 5, Section (e) states the names and addresses of all Persons other than the Grantor who have possession of any of the Collateral of the Grantor.

(f) All Accounts have been originated by the Grantor and all Inventory has been acquired by the Grantor in the ordinary course of business.

(g) The Grantor has exclusive possession and control of the Inventory pledged by it hereunder, other than Inventory in the hands of third party processors, transporters or storage providers.

(h) As of the date of this Agreement, Schedule 6 is a complete and correct list of all insurance policies covering losses with respect to the Collateral for which the Grantor is a named insured.

(i) The Grantor represents and warrants that it is the owner of the material Intellectual Property identified in Schedule 2 and has the right to grant the rights and license granted herein.

(j) As of the date of this Agreement, except as set forth on Schedule 7, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the pledge by the Grantor of the Collateral pledged by it hereunder, for the grant by the Grantor of the security interest granted hereby, or for the execution, delivery, or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest) or (iii) for the enforcement of remedies by the Administrative Agent or any other Secured Lenders.

ARTICLE IV.

COVENANTS

Section 4.1 Further Assurances.

(a) The Grantor will, from time to time and at the Grantor’s expense, promptly execute and deliver such financing or continuation statements, or amendments thereto and such patent or trademark office filings and promptly deliver such certificated securities, as may be necessary, or as Administrative Agent may request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action in connection with the filing of such financing or continuation statements or amendments thereto, and such patent or trademark office filings that Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Administrative Agent to exercise and enforce Administrative Agent’s and other Secured Lenders’ rights and remedies hereunder with respect to any Collateral.

(b) In addition to such other information as shall be specifically provided for herein, the Grantor shall furnish to Administrative Agent such other information with respect to the Collateral as Administrative Agent may reasonably request.

(c) The Grantor authorizes Administrative Agent to file one or more financing or continuation statements and amendments thereto and any patent and trademark filings, relating to all or any part of the Collateral without the authentication of the Grantor where permitted by Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. The Grantor ratifies its execution and delivery of, and the filing of, any financing statement describing any of the Collateral which was filed prior to the date of this Agreement.

(d) The Grantor will not, and will not permit any Person to, revise, modify, amend, or restate the Organization Documents of any Person the Equity Interests in which is Pledged Equity Interests in a manner that adversely affects the security interest of the Secured Party therein except as permitted by the Credit Agreement, or terminate, cancel, or dissolve any such Person except as permitted by the Credit Agreement.

(e) The Grantor shall cooperate to determine what may or shall be required to satisfy the Laws throughout the world with respect to the recordation and validation of the license of Intellectual Property granted pursuant to Section 2.1(b), or otherwise to render this Agreement and the license of Intellectual Property granted pursuant to Section 2.1(b) effective for the purposes granted, and shall execute all documents which Administrative Agent reasonably determines to be necessary or desirable to implement this subsection, including registered user statements or other documents suitable for filing with the appropriate Governmental Authorities.

Section 4.2 Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.

(a) The Grantor shall not change the jurisdiction of its organization from the jurisdiction specified in Schedule 4, Section (a), its type of entity from the type of entity specified in Schedule 4, Section (b), or its name from the name specified in Schedule 4, unless the Grantor has delivered to Administrative Agent 30 days prior written notice and taken such actions as Administrative Agent may reasonably require with respect to such change. The Grantor shall keep its chief executive office at the address specified in Schedule 5, Section (a) and the office where it keeps its records concerning the Accounts, and the originals of all Chattel Paper and Instruments, at the address specified in Schedule 5, Section (b), unless the Grantor has delivered to Administrative Agent 30 days prior written notice and taken such actions as Administrative Agent may reasonably require with respect to such change. The Grantor will hold and preserve such records and Chattel Paper and Instruments and will permit representatives of Administrative Agent at any time during normal business hours to inspect and make abstracts from and copies of such records and Chattel Paper and Instruments.

(b) Except as otherwise provided in this Section 4.2(b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Accounts, Chattel Paper, and Instruments. In connection with such collections, the Grantor may take (and, at Administrative Agent’s direction, shall take) such action as the Grantor or Administrative Agent may deem necessary or advisable to enforce collection of the Accounts, Chattel Paper, and Instruments; provided, however, that Administrative Agent shall have the right, if an Event of Default exists and is continuing, without notice to the Grantor, to notify the Account Debtors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment of such Accounts, Chattel Paper, and Instruments to Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to Administrative Agent and, at the expense of the Grantor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done or as Administrative Agent deems appropriate. If any Event of Default has occurred and is continuing and upon notice to the Borrower and the Grantor, all amounts and proceeds (including Instruments) received by the Grantor in respect of the Accounts, Chattel Paper, and Instruments shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds and property of the Grantor and shall be forthwith paid or delivered over to Administrative Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral thereafter to be applied as provided in the Credit Agreement. The Grantor shall not adjust, settle, or compromise the amount or payment of any Account, Chattel Paper, or Instrument, release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.

Section 4.3 Inventory.

The Grantor shall keep substantially all of its Inventory (other than Inventory subject to Dispositions permitted under Section 7.05 of the Credit Agreement,) at the addresses specified in

Schedule 5 or at such other places if all action required by Section 4.1(a) shall have been taken with respect to the Inventory so located at any new location and if the Administrative Agent is notified of such new location not more than thirty days after any such Inventory first becomes located at such new location.

Section 4.4 Rights to Dividends and Distributions. With respect to any Pledged Equity Interests, Administrative Agent shall have authority if an Event of Default exists and is continuing, either to have the same registered in Administrative Agent’s name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. The Administrative Agent shall send to the Grantor notice of Administrative Agent’s election to take any action described in the preceding sentence; provided any failure of the Grantor to receive any such notice shall not invalidate any action taken by Administrative Agent or impair any of its rights. If the Grantor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Pledged Equity Interests, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Equity Interests, or otherwise, the Grantor agrees to accept the same as Administrative Agent’s agent and to hold the same in trust on behalf of and for the benefit of Administrative Agent, and to deliver the same immediately to Administrative Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Administrative Agent, subject to the terms hereof, as Pledged Equity Interests. Unless an Event of Default exists, the Grantor shall be entitled to receive all cash dividends and distributions paid in respect of the Pledged Equity Interests, (subject to the restrictions of any other Loan Document). Administrative Agent shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Pledged Equity Interests, upon the liquidation, dissolution, or reorganization of the issuer thereof (except those constituting Dispositions permitted under the Credit Agreement) which shall be paid to Administrative Agent to be held by it as additional collateral security for and application to the Secured Obligations at the discretion of Administrative Agent. All dividends paid or distributed in respect of the Pledged Equity Interests which are received by the Grantor in violation of this Agreement shall, until paid or delivered to Administrative Agent, be held by the Grantor in trust as additional Collateral for the Secured Obligations.

Section 4.5 Right of Administrative Agent to Notify Issuers. If an Event of Default exists and is continuing and at such other times as Administrative Agent is entitled to receive dividends and other property in respect of or consisting of any Collateral which is or represents an equity or ownership interest in any Person (“Securities Collateral”), Administrative Agent may notify issuers of the Securities Collateral to make payments of all dividends and distributions directly to Administrative Agent and Administrative Agent may take control of all Proceeds of any Securities Collateral. Until Administrative Agent elects to exercise such rights, if an Event of Default exists, the Grantor, as agent of Administrative Agent, shall collect and segregate all dividends and other amounts paid or distributed with respect to the Securities Collateral.

Section 4.6 Insurance. All policies of insurance required to be maintained pursuant to Section 6.07 of the Credit Agreement covering Collateral shall be written for the benefit of Administrative Agent, for itself and the other Secured Lenders and the Grantor, as their interests may appear, and shall provide for at least thirty Business Days’ prior written notice of cancellation to Administrative Agent. Upon reasonable request by Administrative Agent, the Grantor shall promptly furnish to Administrative Agent evidence of such insurance in form and content satisfactory to Administrative Agent. If the Grantor fails to perform or observe any applicable covenants as to insurance, Administrative Agent may at its option obtain insurance on only Secured Lenders’ interest in the Collateral, any premium thereby paid by Administrative Agent to become part of the Secured Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Base Rate, and during the existence of an Event of Default, at the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate. If Administrative Agent maintains such substitute insurance, the premium for such insurance shall be due on demand and payable by the Grantor to Administrative Agent. The Grantor grants and appoints Administrative Agent its attorney-in-fact to, if an Event of Default exists, endorse any check or draft that may be payable to the Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance. Any such sums collected by Administrative Agent shall be credited, except to the extent applied to the purchase by Administrative Agent of similar insurance, to any amounts then owing on the Secured Obligations in accordance with the Credit Agreement.

Section 4.7 Transfers and Other Liens. The Grantor shall not (a) Dispose of any of the Collateral, except as permitted under the Credit Agreement and the other Loan Documents, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

Section 4.8 Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints Administrative Agent Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided that the actions listed in each clause below other than the obtainment of insurance may only be taken or exercised if an Event of Default exists):

(a) to obtain and adjust insurance required to be paid to Administrative Agent pursuant to Section 4.6;

(b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(c) to receive, indorse, and collect any drafts or other Instruments, documents, and Chattel Paper, in connection therewith; and

(d) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Administrative Agent with respect to any of the Collateral. THE GRANTOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE AGENT THE GRANTOR’S PROXY (EXERCISABLE ONLY IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS ADMINISTRATIVE AGENT THE GRANTOR’S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF THE GRANTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE AGENT’S AND EACH OTHER SECURED PARTY’S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

Section 4.9 Intellectual Property.

(a) The parties acknowledge and agree that the Intellectual Property is the sole and exclusive property of the Grantor, subject to the terms and conditions stated in this Agreement. Other than in connection with any security interest in the Intellectual Property that the Grantor has granted to Secured Party, or any rights and remedies of Secured Lenders under Applicable Law, neither Administrative Agent nor any other Secured Lender shall challenge the Grantor’s ownership of the Intellectual Property. The Grantor expressly retains all rights, prior to the occurrence of an Event of Default, to license third parties to use the Intellectual Property for any purpose whatsoever not in violation of the Loan Documents and which are not exclusive as to prevent Administrative Agent from using any of the Intellectual Property.

(b) The license granted to Administrative Agent hereunder shall include the right of Administrative Agent to grant sublicenses to others to use the Intellectual Property if an Event of Default exists, and to enable such sublicensees to exercise any rights and remedies of Secured Lenders with respect to the Collateral, as Administrative Agent reasonably deems necessary or appropriate in the exercise of the rights and remedies of Secured Lenders. In any country where sublicenses are incapable of registration or where registration of a sublicense will not satisfactorily protect the rights of the Grantor and Administrative Agent, Administrative Agent shall also have the right to designate other parties as direct licensees of the Grantor to use the Intellectual Property if an Event of Default exists and to enable such direct licensees to exercise any rights and remedies of Secured Lenders as such licensees reasonably deem necessary or appropriate and the Grantor agrees to enter into direct written licenses with the parties as designated on the same terms as would be applicable to a sublicense, and any such direct license may, depending on the relevant local requirements, be either (a) in lieu of a sublicense or (b) supplemental to a sublicense. In either case, the parties hereto shall cooperate to determine what shall be necessary or appropriate in the circumstances. For each sublicense to a sublicensee and direct license to a licensee, the Grantor appoints Administrative Agent its agent for the purpose of exercising quality control over the sublicensee. The Grantor shall execute this Agreement in any form, content and language suitable for recordation, notice and/or registration in all available and appropriate agencies of foreign countries as Administrative Agent may require.

(c) In connection with the assignment or other transfer (in whole or in part) of its obligations to any other Person, Administrative Agent may assign the license granted herein without the Grantor’s consent and upon such assignment or transfer such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to Administrative Agent under this Agreement (to the extent of such assignment or transfer).

(d) The parties hereto shall take reasonable action to preserve the confidentiality of the Intellectual Property; provided, that Administrative Agent shall not have any liability to any Person for any disclosure of the Intellectual Property related to Collateral upon and after any realization upon such Collateral.

Section 4.10 Dilution of Ownership. As to any Pledged Equity Interests, unless otherwise permitted by the Credit Agreement, the Grantor will not consent to or approve of the issuance of (a) any additional shares of any class of Equity Interests of such issuer (unless immediately upon issuance additional Equity Interests are pledged and delivered to the Administrative Agent pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities or other equity interest as Secured Party had before such issuance), (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other equity interests, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other equity interests.

Section 4.11 Restrictions on Securities. The Grantor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity Interests, except (a) as consented to in writing by the Secured Party, (b) required by provisions of applicable Securities Laws or state securities Laws (which provisions are subject to Laws that expressly prohibit waiver of such provision), or (c) otherwise permitted by the Credit Agreement. No issuer of any Pledged Equity Interests, which is either a partnership or limited liability company, shall amend or restate its partnership agreement or certificate of organization or operating agreement, respectively, or other governance document, to provide that any Equity Interest of such Issuer is a security governed by Chapter 8 of the Code or permit any Equity Interest of such issuer to be evidenced by a certificate or other instrument.

ARTICLE V.

RIGHTS AND POWERS OF SECURED PARTY.

Section 5.1 Administrative Agent May Perform. If the Grantor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by the Grantor under Section 5.5.

Section 5.2 Administrative Agent’s Duties. The powers conferred on Administrative Agent hereunder are solely to protect Secured Lenders’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Secured Lenders hereunder, neither Administrative Agent nor any other Secured Lender shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Administrative Agent or any other Secured Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property. Except as provided in this Section 5.2, neither Administrative Agent nor any other Secured Lender shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent or any other Secured Lender, and neither Administrative Agent nor any other Secured Lender shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify the Grantor of any decline in the value of any Collateral.

Section 5.3 Remedies. If an Event of Default exists:

(a) Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Secured Lender pursuant to any Applicable Law, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may require the Grantor to, and the Grantor will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by Law, ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in Section 8.03 of the Credit Agreement.

(c) All payments received by the Grantor under or in connection with any Collateral shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of each the Grantor, and shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary indorsement).

(d) Because of the Securities Act of 1933, as amended (“Securities Act”), and other Laws, including without limitation state “blue sky” Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Administrative Agent in any attempts to dispose of the Pledged Equity Interests and the enforcement of rights under this Agreement. For these reasons, Administrative Agent is authorized by the Grantor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Pledged Equity Interests at private sale, subject to an investment letter, or in any other manner which will not require the Pledged Equity Interests, or any part thereof, to be registered in accordance with the Securities Act, or any other Law. Administrative Agent is also hereby authorized by the Grantor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Agent may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Pledged Equity Interests. The Grantor understands that Administrative Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Equity Interests than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by Administrative Agent shall be deemed to be not “commercially reasonable” because so made. The Grantor agrees that if an Event of Default exists, and Administrative Agent sells the Pledged Equity Interests or any portion thereof at any private sale or sales, Administrative Agent shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of bad faith or gross negligence, such reliance shall be prima facie evidence that Administrative Agent and the other Secured Lenders handled such matter in a commercially reasonable manner under Applicable Law.

(e) After notice to the Grantor, Administrative Agent and such Persons as Administrative Agent may reasonably designate shall have the right, at the Grantor’s own cost and expense, to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Lender.

(f) For purposes of enabling Administrative Agent to exercise rights and remedies under this Agreement, the Grantor grants (to the extent not otherwise prohibited by a license with respect thereto) to Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor or any other Person, provided, that if the license granted to Administrative Agent is a sublicense, the Grantor shall be solely responsible for, and indemnify Administrative Agent against, any royalty or other compensation payable to the Grantor’s licensor or other Person) to use, if an Event of Default exists, all of the

Grantor’s Software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals.

(g) Administrative Agent may dispose of any Inventory and any other manufactured products under any of the Intellectual Property licensed hereby, provided the Inventory and any other manufactured products so disposed of by it or any other Person acting on behalf of licensee shall comply in any material respect with (i) quality standards and specifications, including labeling specifications, employed by the Grantor in commerce prior to the occurrence of the relevant Event of Default, or, where no such standards and specifications exist, a level of quality comparable to the quality standards generally accepted for other leading competitive brands of the same item of Inventory in the same markets from time to time; or (ii) a level of quality comparable to that which may be adopted by the Grantor for its or its other licensees’ products.

(h) The license granted with respect to any Intellectual Property may be terminated only upon the event that the Secured Obligations which are secured in part by the Collateral of the Grantor and by the license granted herein, are finally and fully satisfied and paid in accordance with all terms and conditions of the Loan Documents at the time of such termination. If after termination of this Agreement, there occurs a rescission of payment of any of the Secured Obligations or the restoration of such payments by Administrative Agent, any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Grantor or any other Person, this Agreement shall be reinstated as though such payment had not been made and remain in full force and effect in accordance with the terms of the preceding sentence.

Section 5.4 INDEMNITY AND EXPENSES.

(a) THE GRANTOR SHALL INDEMNIFY (WHICH SHALL BE PAYABLE FROM TIME TO TIME ON DEMAND) SECURED LENDERS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS’ FEES) GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES, OR LIABILITIES ARISING OUT OF MERE NEGLIGENCE OF ANY SECURED PARTY, EXCEPT CLAIMS, LOSSES, OR LIABILITIES RESULTING FROM ANY SECURED LENDER’S (i) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (ii) BREACH IN BAD FAITH OF ITS OBLIGATIONS HEREUNDER.

(b) THE GRANTOR WILL UPON DEMAND PAY TO ADMINISTRATIVE AGENT (AND EACH SUB-AGENT THEREOF) AND THEIR RESPECTIVE RELATED PARTIES THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH ADMINISTRATIVE AGENT (AND EACH SUB-AGENT THEREOF) AND THEIR RESPECTIVE RELATED PARTIES MAY INCUR IN CONNECTION WITH THE ADMINISTRATION OF THIS AGREEMENT.

(c) THE GRANTOR WILL UPON DEMAND PAY TO ADMINISTRATIVE AGENT (AND EACH SUB-AGENT THEREOF), EACH OTHER SECURED LENDER AND

THEIR RESPECTIVE RELATED PARTIES THE AMOUNT OF ANY AND ALL EXPENSES, INCLUDING THE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH ADMINISTRATIVE AGENT (AND EACH SUB-AGENT THEREOF), SUCH OTHER SECURED LENDER AND THEIR RESPECTIVE RELATED PARTIES MAY INCUR IN CONNECTION WITH (I) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (II) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF ANY SECURED LENDER HEREUNDER, OR (III) THE FAILURE BY GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Maximum Liability. Anything in this Agreement to the contrary notwithstanding, the obligations of the Grantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Grantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or property conveyed by the Grantor under the Loan Documents) and after giving effect as assets, subject to Section 6.2, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Grantor pursuant to (a) Applicable Law or (b) any agreement providing for an equitable allocation among the Grantor and other Loan Parties of obligations arising under the Loan Documents.

Section 6.2 Waiver of Subrogation. The Grantor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of any Secured Lender or any other beneficiary against any other Loan Party or any Collateral, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any other Loan Party on all or any part of the Obligations or any other Loan Party, and the Grantor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, and Collateral or other security given to or for the benefit of any Secured Lender or any other beneficiary to secure payment of the Obligations. This Section 6.2 shall survive the termination of this Agreement, and any satisfaction and discharge of the Grantor by virtue of any payment, court order, or Law.

Section 6.3 Cumulative Rights. All rights of Administrative Agent and each other Secured Lender under the Loan Documents are cumulative of each other and of every other right which Administrative Agent and each other Secured Lender may otherwise have at Law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

Section 6.4 Amendments; Waivers. Any term, covenant, agreement, or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by Administrative Agent and, in the case of an amendment, by the Grantor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of any Secured Lender under this Agreement or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of any Secured Lender under this Agreement or Applicable Law.

Section 6.5 Continuing Security Interest.

(a) This Agreement creates a continuing security interest in the Collateral and shall (x) remain in full force and effect until the Release Date, (y) be binding upon the Grantor, its successors and assigns, and (z) inure to the benefit of, and be enforceable by, Administrative Agent and its successors, transferees and assigns. Upon the Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the granting parties and Administrative Agent will, at the Grantor’s expense, execute and deliver to the Grantor such documents (including without limitation UCC termination statements) as each the Grantor shall reasonably request to evidence such termination and shall deliver to the Grantor any Collateral held by Administrative Agent hereunder. The Grantor agrees that to the extent that Administrative Agent or any other Secured Lender receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Administrative Agent or any other Secured Lender, to the extent that Administrative Agent or any other Secured Lender did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Administrative Agent or any other Secured Lender and secured hereby, and, if the Lien and security interest hereof shall have been released, such Lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest had ever occurred.

(b) In connection with any sale or other disposition of Collateral permitted by the Credit Agreement, the Lien pursuant to this Agreement on such sold or disposed of Collateral shall be automatically released. In connection with the sale or other disposition of Collateral permitted under the Credit Agreement, Administrative Agent shall, upon receipt from the Borrower of a written request for the release of such Collateral subject to such sale or other disposition, identifying such Collateral, deliver to the Grantor, as the case may be, such Collateral held by Administrative Agent hereunder and execute and deliver to the Grantor (at the sole cost and expense of the Grantor) or authorize the Grantor to file all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of Liens created hereby on such Collateral as the Grantor may reasonably request.

Section 6.6 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND APPLICABLE FEDERAL LAW.

(b) THE GRANTOR, THE SECURED PARTY AND EACH SECURED LENDER, BY ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER BY ACCEPTANCE HEREOF, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY, ANY SECURED LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) THE GRANTOR, THE SECURED PARTY AND EACH SECURED LENDER, BY ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER, BY ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER, BY ACCEPTANCE HEREOF, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) THE GRANTOR, THE SECURED PARTY AND EACH OTHER SECURED LENDER, BY ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GRANTOR, THE SECURED PARTY AND EACH SECURED LENDER, BY ACCEPTANCE HEREOF, HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 6.7 Administrative Agent’s Right to Use Agents. Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

Section 6.8 No Interference, Compensation or Expense. Administrative Agent may exercise its rights under this Agreement (a) without resistance or interference by the Grantor and (b) without payment of any rent, license fee, or compensation of any kind to the Grantor.

Section 6.9 Waivers of Rights Inhibiting Enforcement. The Grantor waives (a) any claim that, as to any part of the Collateral, a private sale, should Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED LENDERS’ RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.

Section 6.10 Obligations Not Affected. To the fullest extent not prohibited by Applicable Law, the obligations of the Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a) any amendment, addition, or supplement to, or restatement of any Loan Document or any instrument delivered in connection therewith or any assignment or transfer thereof;

(b) any exercise, non-exercise, or waiver by Secured Party or any other Secured Lender of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Document;

(c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement or any Loan Document or any assignment or transfer of any thereof;

(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Loan Party or any other Person, whether or not the Grantor shall have notice or knowledge of any of the foregoing; or

(e) any other event which may give the Grantor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document.

Section 6.11 Notices and Deliveries. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement, provided that if a notice or communication hereunder is to the Grantor, said notice shall be addressed to the Grantor, in care of the Borrower at the Borrower’s then current address (or facsimile number) for notice under the Credit Agreement.

Section 6.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, (a) such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, or unenforceable provisions.

Section 6.13 Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns (including, as to the Grantor, all Persons who may become bound as a debtor or a new debtor to this Agreement); provided, the Grantor may not assign any of its rights or obligations under this Agreement, except as a result of the consummation of a transaction permitted under Section 7.04 of the Credit Agreement.

Section 6.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 6.15 Waiver. To the extent not prohibited by Applicable Law, the Grantor, which is a partner in any partnership in which any Pledged Partnership Interests are being pledged hereunder, a member in any limited liability company in which any Pledged Membership Interests are being pledged hereunder, or a trustee, settlor or beneficiary of any trust in which Pledged Trust Interests are being pledged hereunder, hereby agrees that any provision of any Organization Document, the Delaware Limited Liability Company Act (as it may be amended or restated) or any other governance document that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any interest in such partnership, limited liability company or trust, (b) any transfer of any interest in such partnership, limited liability company or trust, (c) any change in management or control of such partnership, limited liability company or trust, or (d) any other exercise by the Administrative Agent of any rights pursuant to this Agreement, any other Loan Document or Law shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by any the Grantor, or (iii) the foreclosure or other realization upon any interest in any Pledged Equity Interest. Furthermore, each the Grantor agrees that it will not permit any amendment to or restatement of any Organization Document or any other governance document in any manner to adversely affect the Administrative Agent’s ability to foreclose on any Pledged Equity Interest or which conflicts with the provisions of this Section 6.15 without the prior written consent of the Administrative Agent.

Section 6.16 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTOR:

1201/5400 ELM CORPORATION

By:	/s/ Robert E. Crawford, Jr.
Name:	Robert E. Crawford, Jr.
Title:	Vice President, General Counsel and Secretary

SECURED PARTY:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne M. Paul
Name:	Suzanne M. Paul
Title:	Vice President

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